Exhibit 21.1
SUBSIDIARIES OF DOLLAR FINANCIAL CORP.

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A
1100591 Alberta Ltd.	Alberta, Canada	656790 BC Ltd.	N/A
656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc,	N/A
Advance Canada Inc.	Alberta	DFG International, Inc.	N/A
Advance Canada Properties Inc.	Alberta, Canada	656790 BC Ltd.	N/A
A.E. Osborne & Sons Limited	United Kingdom	Cash A Cheque Holdings	The Money Shop
Great Britain Limited
Any Kind Check Cashing Centers, Inc.	Arizona	Dollar Financial Group, Inc.	N/A
Cash A Cheque (GB) Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Great Britain Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Holdings Great Britain Limited	United Kingdom	Cash Centres Retail Ltd.	N/A
Cash A Cheque (South) Limited	United Kingdom	Cash A Cheque Holdings Great Britain Ltd	The Money Shop
Cash Centres Corporation Limited	United Kingdom	Instant Cash Loans Ltd.	N/A
Cash Centres International Limited	United Kingdom	Cash Centres Corporation Limited	N/A
Cash Centres Limited	United Kingdom	Cash Centres Corporation Limited	The Money Shop Cash Centres
Cash Centres Retail Limited	United Kingdom	London Cash Exchange Ltd.	The Money Shop
Cash Centres Scotland Limited	United Kingdom	County Registers Ltd.
Cash Unlimited of Arizona, Inc.	Arizona	Moneymart, Inc.	Loan Mart Money Mart

C.C. Financial Services Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Check Mart of Florida, Inc.	Delaware	Dollar Financial Group, Inc.	Money Corner
Money Mart
The Check Cashing Store
The CCS Payment Store
Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial Group, Inc.	Money Mart
Loan Mart
American Check Cashers
Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial Group, Inc.	Money Mart
Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart Any-Kind

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A
Check Mart of Texas, Inc.	Texas	Dollar Financial Group, Inc.	Money Mart
Loan Mart
Money Mart Payday Loans
Checks Cashed
Loan Mart Payday Loans

Check Mart of Wisconsin, Inc.	Wisconsin	Dollar Financial Group, Inc.	Money Mart/Payday
Loans/Checks Cashed
Money Mart

Cheque Changers Ltd.	United Kingdom	Cash Centres Retail Ltd.	Money Shop
County Registers Limited	United Kingdom	Robert Biggar (ESTD. 1830)
Limited f/k/a Lombard
Guildhouse Ltd.
Dealers’ Financial Services, LLC	Kentucky	Military Financial Services, LLC	N/A
Dealers’ Reinsurance Services Reinsurance Ltd.	Turks and Caicos Islands	Dealers’ Financial Services, LLC	N/A
Dollar Financial Australia Pty Ltd.	Australia	Dollar Financial UK Limited	N/A
Dollar Financial Group, Inc.	New York	Dollar Financial Corp.	N/A
DFG Acquisition Services, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
Dollar Financial Insurance Corp.	Pennsylvania	Dollar Financial Group, Inc.	Inactive
Dollar Financial UK Limited	United Kingdom	DFG World, Inc.	N/A
Express Finance (Bromley) Ltd	United Kingdom	Instant Cash Loans Ltd.	Payday Express
Fastcash Limited	United Kingdom	Instant Cash Loans Ltd.	The Money Shop
Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of	Delaware	Dollar Financial Group, Inc.	Money Mart
Virginia, Inc.			Money Mart/Checks Cashed
Almost A Banc
Instant Cash Loans Ireland Ltd	United Kingdom	DFG World, Inc.	The Money Shop
Instant Cash Loans Limited	United Kingdom	Dollar Financial UK Limited	The Money Shop Advance Britain.com Castlebridge Credit Management
Robert Biggar (Est 1830) Ltd.
International Paper Converters Ltd.	United Kingdom	Cash Centres Retail Ltd.	The Money Shop
Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial Group, Inc.	Loan Mart/Payday Loans
American Payday Loans
London Cash Exchange Limited	United Kingdom	Fastcash Ltd	The Money Shop
Military Financial Services, LLC	Delaware	DFS Acquisition Services, Inc.	N/A

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A
MoneyMart, Inc., f/k/a L.M.S. Development Corp.	Delaware	Dollar Financial Group, Inc.	Loan Mart Money Mart
Monetary Management Corporation of Pennsylvania, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Monetary Management of California, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart/Loan Mart Loan Mart
Payday Loans
Money Mart
LoanMartUSA.com

Monetary Management of Maryland, Inc.	Delaware	Dollar Financial Group, Inc.	Cash Advance USA-Arizona
American Payday Loans
American Check Casher
Check Casher
Money Mart
Cash Advance

Monetary Management of New York, Inc.	New York	Dollar Financial Group, Inc.	Inactive
Money Card Corp.	Alberta	656790 BC Ltd	N/A
Money Mart Canada Inc.	Alberta	656790 BC Ltd	N/A
Money Mart CSO, Inc.	Texas	Dollar Financial Group, Inc.	LoanMartUSA.com
Money Mart Express, Inc., f/k/a	Utah	Dollar Financial Group, Inc.	Loan Mart LoanMartUSA.com
Moneymart, Inc.	Delaware	Dollar Financial Group, Inc.	Loan Mart
LoanMartUSA.com
Moneymart.com, Inc.
National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart
Optima S.A. (76% ownership)	Poland	DFG World, Inc.
Pacific Ring Enterprises, Inc.	California	Dollar Financial Group, Inc.	Money Mart
Money Mart/Payday
Loans/Checks Cashed
Payday Express Limited f/k/a Cash Your Cheque Limited	United Kingdom	Instant Cash Loans Ltd.	The Money Shop Cash Your Cheque
PD Recovery, Inc.	Pennsylvania	Dollar Financial Group, Inc.	N/A
Robert Biggar (ESTD. 1830 Limited f/k/a Lombard Guildhouse Limited	United Kingdom	Cash Centres International Ltd	N/A
We The People, LLC	Delaware	We The People USA, Inc.	N/A
We The People USA, Inc.	Delaware	Dollar Financial Group, Inc.	N/A